EXHIBIT 11

                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                  Primary (2)                       Fully diluted (3)
                                                              earnings per share                   earnings per share
                                                            1997              1996               1997               1996
Average shares outstanding for the nine month
period ending September 30,                                  3,366,445          3,313,520          3,366,445         3,313,520

     Incremental shares resulting from conversion of common stock equivalents:

        Options to purchase shares of common stock
        at an exercise price of $6.14
        - $14.875  (464,310 and 449,430  options
        at September 30, 1997 and 1996,
        respectively) (1)                                       43,601             34,232             51,467            34,232
                                                      ----------------- ------------------ ------------------ -----------------
           Total incremental shares resulting from
           conversion of common stock equivalents
           at September 30,                                     43,601             34,232             51,467            34,232
                                                      ----------------- ------------------ ------------------ -----------------
Total shares and incremental shares resulting from
conversion of common stock equivalents at September
30,                                                          3,410,046          3,347,752          3,417,912         3,347,752
                                                      ================= ================== ================== =================
Percentage of incremental shares resulting from
conversion of common stock equivalents at
September 30,                                                    1.28%              1.02%              1.51%             1.02%
                                                      ================= ================== ================== =================



                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                  Primary (2)                       Fully diluted (3)
                                                              earnings per share                   earnings per share
                                                            1997              1996               1997               1996
Average shares outstanding for the three month
period ending September 30,                                  3,401,399          3,321,957          3,401,399         3,321,957

     Incremental shares resulting from conversion of common stock equivalents:

        Options to purchase shares of common stock
        at an exercise price of $6.14
        - $14.875  (464,310 and 449,430  options
        at September 30, 1997 and 1996,
        respectively) (1)                                       77,053             25,020             77,053            25,020
                                                      ----------------- ------------------ ------------------ -----------------
           Total incremental shares resulting from
           conversion of common stock equivalents
           at September 30,                                     77,053             25,020             77,053            25,020
                                                      ----------------- ------------------ ------------------ -----------------
Total shares and incremental shares resulting from
conversion of common stock equivalents at September
30,                                                          3,478,452          3,346,977          3,478,452         3,346,977
                                                      ================= ================== ================== =================
Percentage of incremental shares resulting from
conversion of common stock equivalents at
September 30,                                                    2.22%              0.75%              2.22%             0.75%
                                                      ================= ================== ================== =================




                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


  (1)    Outstanding options and warrants to purchase common stock.

         Options to purchase shares of common stock as of September 30, 1997 and 1996, respectively:

                                        September 30, 1997    September 30, 1996

               Grant price:   $6.14               3,025              3,025
               Grant price:   $6.82                   -              1,650
               Grant price:   $8.375                  -             32,250
               Grant price:   $9.00               5,050              5,550
               Grant price:   $9.10               4,785              5,005
               Grant price:   $9.213                  -              8,500
               Grant price:   $9.875             10,250             10,500
               Grant price:   $9.90                   -              1,650
               Grant price:   $10.375             3,000              3,000
               Grant price:   $10.50              4,550              4,850
               Grant price:   $10.625            11,500             12,750
               Grant price:   $10.75             16,250             27,000
               Grant price:   $11.125            11,000             12,000
               Grant price:   $11.55                  -              1,650
               Grant price:   $11.825            10,000             10,000
               Grant price:   $12.125            75,500                  -
               Grant price:   $12.50             17,500             17,500
               Grant price:   $12.75              4,000              4,000
               Grant price:   $13.375            93,300            100,200
               Grant price:   $13.875            60,450             67,200
               Grant price:   $14.02              1,650              1,650
               Grant price:   $14.125            17,500                  -
               Grant price:   $14.25            107,500            112,000
               Grant price:   $14.875             7,500              7,500
                                           -------------     --------------

                                                464,310            449,430
                                           =============     ==============



  (2) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating primary earnings per share, is based on the average of the closing prices, for the three months and nine months ended September 30, 1997 and 1996, as reported on the American Stock Exchange.

  (3) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating fully diluted earnings per share, is based on the greater of the average ending ask price or the closing ask price on September 30, 1997 and 1996, as reported on the American Stock Exchange.